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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K


Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): November 24, 1997.


                      INTERMAGNETICS GENERAL CORPORATION
            (Exact name of registrant as specified in its charter.)

                        Commission File Number 1-11344

               New York                                  14-1537454
  ----------------------------------             --------------------------
    (State or other jurisdiction of                   (I.R.S. Employer
     incorporation or organization)                  Identification No.)

     450 Old Niskayuna Road,
        Latham, New York                                    12110
------------------------------------------           --------------------
 (Address of principal executive offices)                 (Zip Code)

       Registrant's telephone number, including area code (518) 782-1122



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Item 2. Acquisition or Disposition of Assets.


On November 24, 1997, Intermagnetics General Corporation (the "Company") completed its acquisition of Polycold Systems International, a California corporation ("Polycold"), pursuant to an Agreement and Plan of Reorganization and Merger, dated November 24, 1997 (the "Agreement"), by and among the Company, Polycold Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), Polycold, and the 13 stockholders of Polycold named therein (the "Stockholders"). Pursuant to the Agreement,
Polycold was acquired by the merger (the "Merger") of Polycold with and into Merger Sub. Merger Sub is the surviving corporation in the Merger, and has been named Polycold Systems International, Inc. In the Merger, all of the 284,887 shares of the outstanding common stock, no par value, of Polycold (the "Polycold Shares") were exchanged for the Merger consideration, described below.

The Merger consideration was arrived at by arm's length negotiation and consisted, on an aggregate basis, of a promissory note (the "Note") for $6.82 million, approximately 276,050 shares of the common stock, par value $.10 per share, of the Company (the "Company Common Stock"), and approximately 70,000 shares of the Series A Preferred Stock, par value $.10 per share, of the Company (the "Company Series A Preferred Stock"). The Note bears interest at the compound rate of 5.75% per annum, and is payable, subject to certain obligations of the Stockholders of Polycold as set forth in greater detail in the Agreement, ninety (90) days after issuance. The total value of the Merger consideration received by the Stockholders of Polycold was approximately $16.5 million. Each Stockholder of Polycold received for each Polycold Share held by it (i) a portion of the Note equal to approximately $23.94, (ii) approximately
 .97 shares of Company Common Stock, and (iii) approximately .25 shares of Company Series A Preferred Stock.

All of the Stockholders of Polycold voted in favor of the Merger by a Unanimous Written Consent of Stockholders In Lieu of A Special Meeting, dated November 24, 1997, and are signatories to the Agreement.

The Company currently expects that the portion of the consideration represented by the Note will, upon payment, be financed internally by the Company or by Bank borrowings.

Prior to the Merger, Polycold was engaged in the manufacture of large capacity, cryogenic systems. All plant, equipment and other physical property acquired in the Merger will continue to be used primarily as they were prior to the Merger. As contemplated by the Agreement, Ronald W. Sykes, an officer, director and shareholder of Polycold, has entered into an Employment Agreement with Intermagnetics, dated November 24, 1997, pursuant to which he has assumed the position of Vice President and General Manager of Merger Sub.


Item 7.  Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

         The financial statements required by this item will be filed by amendment to this form 8-K on or prior to February 7, 1998.

(b) Pro Forma Financial Information.

         The pro forma financial information required by this item will filed by amendment to this Form 8-K on or prior to February 7, 1998.

(c) Exhibits.

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         The following Exhibits are filed herewith.

Exhibit No.                Description
-----------                ------------
2.1                        Agreement and Plan of Reorganization and Merger
                           (the "Agreement"), dated November 24, 1997 by and among Intermagnetics General Corporation, Polycold
                           Merger Sub, Inc., Polycold Systems International, and the Stockholders of Polycold Systems
                           International named therein. (The Company hereby undertakes to furnish supplementally a copy of any omitted Schedule to the Commission upon request.)

3.1 Certificate of Amendment of the Certificate of Incorporation of Intermagnetics General Corporation Under Section 805 of the Business Corporation Law of the State of New York.

10.1 Employment Agreement between Ronald W. Sykes and Intermagnetics General Corporation dated November 24, 1997.




                                  SIGNATURES

                  Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        INTERMAGNETICS GENERAL CORPORATION

Date: December 8, 1997
                                        By: /s/ Carl H. Rosner
                                            -----------------------------------
                                                    Carl H. Rosner
                                           Chairman and Chief Executive Officer




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                                 EXHIBIT INDEX


Exhibit No.       Description                                               Page
-----------       ------------                                              ----
2.1               Agreement and Plan of Reorganization and Merger, dated
                  November 24, 1997, by and among Intermagnetics General
                  Corporation, Polycold Merger Sub, Inc., Polycold Systems
                  International, and the Stockholders of Polycold Systems
                  International named therein.

3.1 Certificate of Amendment of the Certificate of Incorporation of Intermagnetics General Corporation Under Section 805 of the Business Corporation Law of the State of New York.

10.1 Employment Agreement between Ronald W. Sykes and Intermagnetics General Corporation dated November 24, 1997.


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